ARTICLES OF AMENDMENT
                                       TO
                           ARTICLES OF INCORPORATION
                                       OF
                              FOUNDERS FUNDS, INC.


     Founders Funds, Inc., a corporation organized and existing under the General Corporation Law of the State of Maryland (the "Company"), hereby certifies to the State Department of Assessments and Taxation of Maryland (the "Department") that:

     FIRST: Article SECOND of the Articles Supplementary of the Company received and approved by the Department on April 9, 1997 is hereby amended by changing the name of the Company's series of stock presently designated as Special to Mid-Cap Growth and by changing the name of the Company's series of stock presently designated as Blue Chip to Growth and Income.

     SECOND: The foregoing amendment is limited to a change expressly permitted by Section 2-605 of the General Corporation Law of the State of Maryland to be made without action by the Company's stockholders and, in accordance with the requirements of Section 2-605(a), was unanimously approved by the board of directors of the Company on March 12, 1999.

     THIRD: In accordance with the requirements of Section 2-605(a)(4) of the aforesaid General Corporation Law, the Company is registered as an open-end management investment company under the Investment Company Act of 1940.

     FOURTH: In accordance with Section 1-302 of the aforesaid General Corporation Law, the undersigned, a vice president of the Company, who is executing these Articles of Amendment on behalf of the Company, of which this paragraph is made a part, hereby acknowledges, in the name and on behalf of the Company, these Articles of Amendment to be the corporate act of the Company and further verifies under oath that, to the best of his knowledge, information, and belief, the matters and facts set forth herein are true in all material respects, under the penalties for perjury.

     FIFTH: In accordance with Section 2-610.1(2) of the aforesaid General Corporation Law, these Articles of Amendment shall be effective at 5:00 p.m. Eastern Time, on April 30, 1999.

     IN WITNESS WHEREOF, Founders Funds, Inc. has caused these Articles of Amendment to be signed in its name and on its behalf by its vice president and witnessed by its assistant secretary on this 22nd day of April, 1999.


                                   FOUNDERS FUNDS, INC.

      [SEAL]                       By: /s/ Christopher J. Kelley
                                   Title:  Vice President

WITNESSED:

By: /s/ Margaret W. Chambers
    Secretary



                                 CERTIFICATION

     I, Judith K. Benson, a notary public in and for the City of Boston, County of Suffolk, and Commonwealth of Massachusetts, do hereby certify that Christopher J. Kelley, personally known to me to be the person whose name is subscribed to the foregoing Articles of Amendment, appeared before me this date in person and acknowledged that he signed, sealed, and delivered said instrument as his full and voluntary act and deed for the uses and purposes therein set forth.

     Given my hand and official seal this 22nd day of April, 1999


                                   /s/ Judith K. Benson          [SEAL]
                                   Notary Public


     My commission expires: May 17, 2002





















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